SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 23, 2002

The Cronos Group
(Exact Name of Registrant as Specified in Charter)

Luxembourg
(State or Other Jurisdiction of Incorporation)

0-24464	Not Applicable

(Commission File Number)	(IRS Employer Identification No.)

16, Allée Marconi, Boîte Postale 260
L-2120 Luxembourg
Telephone: 352 453145
(Address, including zip code, and
telephone number, including area code,
of registrant’s principal executive offices)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

                  The Board of Directors of The Cronos Group, a société anonyme holding organized under the laws of Luxembourg (the “Company”) (Nasdaq NMS Symbol: CRNS) has approved the grant of 100 common shares to eligible employees and agents of the Company and its subsidiaries. The number of grantees shall not exceed 80, and the number of shares granted will not exceed 8,000 authorized but unissued common shares of the Company. No cash payment shall be required of the grantees for the common share grants.

                  The Board of Directors of the Company approved the grant of common shares to increase the number of shareholders of the Company and to further align the interests of the employees and agents of the Company and its subsidiaries with the interests of the shareholders of the Company.

                  Employees of the Company and its subsidiaries eligible for common share grants are those employees who work full-time and have been with the Company or his or her employer subsidiary of the Company for at least twelve (12) months. Eligible employees do not include officers of the Company or its subsidiaries. Eligible agents are those agents who are natural persons and who have provided agency services to the Company’s container leasing subsidiary, Cronos Containers Limited, a United Kingdom company (“CCL”), on a continuous basis for at least twelve (12) months.

                  The grants to employees are conditional upon the future performance of services by the grantee to his or her employer for two years from the date of grant. The grants to agents are likewise conditional on the future performance of services by the agent to CCL for two years from the date of grant. Each grantee shall be entitled to all rights of a shareholder until any forfeiture of the shares, including the right to vote the shares, to attend meetings of shareholders, and to receive any dividends or distributions made on or with respect to the shares. The restriction on vesting of the shares will lapse upon the death or disability of an employee grantee, the death of an agent grantee, or any change in control of the Company. Any shares forfeited shall be retired and returned to the status of authorized but unissued common shares of the Company.

                  As a condition to each grant, the grantee will be further required to agree not to transfer or assign the shares for a period of twenty-four (24) months from the date of grant, provided, however, that the shares shall be assignable or transferable by the grantee by will or by the laws of descent and distribution, and provided further, however, that the shares shall be assignable or transferable by the grantee upon any change in control of the Company.

                  During the period of time that the shares granted to employees and agents are subject to forfeiture, the Company will retain the certificates representing the granted shares by pledge from the grantee so as to secure the forfeiture and transferability restrictions. Once the granted shares vest, the certificates will be released to the grantees.

                  The Company anticipates that the share grants will be completed by June 30, 2002. The Company is concurrently registering the share grants under the Securities Act of 1933, as amended, on Form S-8.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRONOS GROUP

By	/s/ Elinor A. Wexler Elinor A. Wexler Assistant Secretary

Date: May 23, 2002

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